                                  EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                        EARNINGS PER SHARE COMPUTATION

               (Dollars in thousands, except per share amounts)
                                  (unaudited)



                                                                                                         Basic      Diluted
                                                                                                         -----      -------
                                                                                                         Three Months Ended
                                                                                                      ------------------------
                                                                                                         September 30, 1999
                                                                                                      ------------------------

Weighted average shares outstanding.............................................................       15,364,005   15,364,005
Dilutive effect of stock performance plans......................................................                -      610,825
                                                                                                      ------------------------
                                                                                                       15,364,005   16,003,505
                                                                                                      ------------------------
Net income......................................................................................      $     6,577  $     6,577
                                                                                                      ------------------------
Earnings per share..............................................................................      $      0.43  $      0.41
                                                                                                      ------------------------


                                                                                                         Basic      Diluted
                                                                                                         -----      -------
                                                                                                         Three Months Ended
                                                                                                      ------------------------
                                                                                                         September 30, 2000
                                                                                                      ------------------------

Weighted average shares outstanding.............................................................       16,899,419   16,899,419
Dilutive effect of stock performance plans......................................................                -      757,638
Dilutive effect of convertible notes............................................................                -      941,088
                                                                                                      ------------------------
                                                                                                       16,899,419   18,598,145
                                                                                                      ------------------------
Net income......................................................................................      $    10,698  $    10,698
Dilutive effect of convertible notes............................................................                -           92
                                                                                                      ------------------------
Net income after dilutive effect of convertible notes...........................................      $    10,698  $    10,790
                                                                                                      ------------------------
Earnings per share..............................................................................      $      0.63  $      0.58
                                                                                                      ------------------------

At September 30, 1999 and 2000, we had outstanding anti-dilutive commitments under our stock performance plans covering 96,650 and 17,950 shares, respectively.